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                                                                    EXHIBIT 11.1

                          INTROGEN THERAPEUTICS, INC.

                  STATEMENT REGARDING COMPUTATION OF PRO FORMA
                               NET LOSS PER SHARE

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
                                                                                   YEAR ENDED
                                                                                  JUNE 30, 1996
                                                                                  -------------
Weighted average shares outstanding.............................................      7,015,961
Effect of preferred stock, common stock, options and warrants issued in twelve
  months preceding the Company's initial public offering........................        461,595
                                                                                   ------------
Shares used in computing pro forma net loss per share...........................      7,477,556
                                                                                   ============
Net loss........................................................................   $ (1,332,195)
                                                                                   ============
Pro forma net loss per share....................................................   $      (0.18)
                                                                                   ============
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